EXHIBIT 10

April 13, 2007

Mr. Paul D. Meringolo

Chairman, President and CEO

Medical Action Industries Inc.

800 Prime Place

Hauppauge, New York 11788

Dear Paul,

This letter shall confirm our understanding that you and Medical Action Industries Inc. have agreed to terminate your Employment Agreement dated February 1, 1993, as modified (“Employment Agreement”).

You will be entitled to receive cost of living increments, under the Employment Agreement, through September 30, 2006.

In lieu of your Employment Agreement, as of April 1, 2007, you will be entitled to receive an annual salary of $500,000 in addition to the reimbursement of medical expenses not otherwise covered by the Company’s medical plans, up to a maximum of $5,000, and the use of a Company automobile. Also, you will be entitled to participate in other benefit programs, including a discretionary bonus award for fiscal 2007, generally available to other senior executives of the Company.

If this meets with your approval, please sign where indicated below.

THE COMPENSATION COMMITTEE

By:	/s/ Dr. Philip F. Corso
Dr. Philip F. Corso
Chairman

Agreed to:	/s/ Paul D. Meringolo
Paul D. Meringolo
Chairman, President & CEO